FIRST pactrust BANCORP, INC.™

Beach Business Bank Acquisition

June 14, 2012

Forward Looking Statements

When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to First PacTrust Bancorp, Inc.'s ("BANC," "First PacTrust," the "Company," "we," "us" or "our") future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement for the Company's pending acquisition of Gateway Bancorp or the merger agreement for the Company's pending acquisition of Beach Business Bank; (ii) the inability to complete the Gateway Bancorp or Beach Business Bank transaction due to the failure to satisfy each transaction's respective conditions to completion, including the receipt of regulatory approvals in the case of the Gateway Bancorp transaction; (iii) risks that the Gateway Bancorp or Beach Business Bank transactions disrupt current plans and operations, the potential difficulties in customer and employee retention as a result of the pending transactions and the amount of the costs, fees, expenses and charges related to the proposed transactions; (iv) continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets; (v) the credit risks of lending activities, which may be affected by further deterioration in the real estate markets, may lead to increased loan delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses and require us to materially increase our loan loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas; (viii) changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (ix) fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (x) results of examinations of us by regulatory authorities, and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (xi) legislative or regulatory changes that adversely affect our business, including changes in the interpretation of regulatory capital or other rules; (xii) our ability to control operating costs and expenses; (xiii) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xiv) errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation; (xv) the network and computer systems on which we depend could fail or experience a security breach; (xvi) our ability to attract and retain key members of our senior management team; (xvii) costs and effects of litigation, including settlements and judgments; (xviii) increased competitive pressures among financial services companies; (xix) changes in consumer spending, borrowing and saving habits; (xx) adverse changes in the securities markets; (xxi) earthquake, fire or other natural disasters affecting the condition of real estate collateral; (xxii) the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; (xxiii) inability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxv) war or terrorist activities; and (xxvi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in documents that we file with or furnish to the SEC. You should not place undue reliance on forward-looking statements, and First PacTrust undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the presentation. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided.

First Pactrust Bancorp, Inc.

Transaction Recap

Structure	✓ Whole company acquisition of Beach Business Bank
Terms	✓ $9.21 per share in cash + one warrant to acquire 0.33 registered and freely tradable shares of BANC at $14.00 per share. ✓ Warrants maintain a term of one year from date of closing.
Required Approvals	✓ Approved by BBBC shareholders on December 22, 2011. ✓ Approved by Federal Reserve Bank of San Francisco in May 2012
Timing	✓ Closing anticipated on July 2, 2012

* Assumes 4.4 million of outstanding BBBC common shares, including approximately 270,100 shares from the exercise of BBBC option shares.

FIRST pactrust BANCORP, INC.

Overview of Beach Business Bank

Company Overview

Bank Name		Beach Business Bank
Headquarters		Manhattan Beach, CA
Date Established		June 1, 2004
Depository Branches		3
Total Assets	$	298,539
Cash & Securities	$	39,724
Gross Loans	$	260,275
Total Deposits	$	256,940
Tangible Common Equity	$	32,093

Pro Forma Branch Map



Pasadena
San Bernardino
Pomona
Ontario
Los Angeles
East Los Angeles
Riverside
Torrance
Fullerton
Moreno Valley
Garden Grove
Long Beach
Irvine
Huntington Beach
Mission Viejo
Hemet
Palm Springs
Joshua Tree
Indio
Santa Catalina Island
Oceanside
Vista
Escondido
Anza-Borrego Desert State Park
El Cajon
San Diego
Chula Vista
Tecate
Ocean

- PacTrust branch location
- Gateway depository branch location*
- Beach depository branch location

- ✓ Solid 2011 and 2012 loan production and earnings
- ✓ Strong cultural fit with Beach management joining the BANC team
  - Franko to serve as President of Bancorp
  - Jim Gray, Dan Mathis and Fred Jenkins to join board of Pac Trust Bank
  - Robb Evans to join board of First Pac Trust Bancorp

Source: SNL Financial as of 3/31/2012 & FDIC Deposit Data as of 6/30/2011
Note: All dollars in thousands
*Does not include Gateway's mortgage offices

Pro Forma Consolidated Balance Sheet


First PacTrust Bancorp
Beach
Total Assets
1,083,082
298,495
Cash & Securities
175,285
39,724
Gross Loans
839,458
260,275
Deposits
853,843
257,512
Tg. Common Equity
152,068
32,319
0%
20%
40%
60%
80%
100%

Pro forma Consolidated*	
Total Assets	$ 1,349,407
Cash & Securities	$ 174,469
Gross Loans	$ 1,099,733
Deposits	$ 1,111,355
Tg. Common Equity	$ 140,591**

Source: Company and SNL Financial as of 3/31/2012,
Note: Amounts are dollars in thousands
* Includes estimated purchase accounting adjustments
** Excludes $31.924 million of Tier 1 qualifying preferred stock; see appendix regarding non-gaap financial information

FIRST pactrust BANCORP, INC.

Pro Forma Deposit Composition

PacTrust Bank


Demand Deposits
3%
NOW & Other Trans Acct
11%
Jumbo Time Deposits
44%
Money Markt Deposits
26%
Retail Time Deposits
16%
Other Savings Deposits
0%

	Deposit Mix	
	Balance	% of Total
Demand Deposits	$ 24,926	2.9%
NOW & Other Trans Acct	$ 97,455	11.4%
Money Markt Deposits	$ 220,125	25.8%
Other Savings Deposits	$ -	0.0%
Retail Time Deposits	$ 134,786	15.8%
Jumbo Time Deposits	$ 377,124	44.1%
Total Deposits	**$ 854,416**	**100.0%**
Total Cost of Deposits		0.66%

Beach Business Bank


Money Markt Deposits
14%
NOW & Other Trans Acct
6%
Demand Deposits
27%
Other Savings Deposits
47%
Jumbo Time Deposits
2%
Retail Time Deposits
4%

	Deposit Mix	
	Balance	% of Total
Demand Deposits	$ 69,702	27.1%
NOW & Other Trans Acct	$ 15,521	6.0%
Money Markt Deposits	$ 36,198	14.1%
Other Savings Deposits	$ 119,807	46.6%
Retail Time Deposits	$ 11,220	4.4%
Jumbo Time Deposits	$ 4,492	1.7%
Total Deposits	**$ 256,940**	**100.0%**
Total Cost of Deposits		0.73%

Combined*


Demand Deposits
9%
NOW & Other Trans Acct
10%
Jumbo Time Deposits
34%
Money Markt Deposits
23%
Retail Time Deposits
13%
Other Savings Deposits
11%

	Deposit Mix	
	Balance	% of Total
Demand Deposits	$ 94,628	8.5%
NOW & Other Trans Acct	$ 111,550	10.0%
Money Markt Deposits	$ 256,323	23.1%
Other Savings Deposits	$ 121,484	10.9%
Retail Time Deposits	$ 146,006	13.1%
Jumbo Time Deposits	$ 381,616	34.3%
Total Deposits	**$ 1,111,607**	**100.0%**
Total Cost of Deposits		0.68%

Source: SNL Financial as of 3/31/2012
Note: All dollars in thousands
*Combined company before purchase accounting adjustments

FIRST pactrust BANCORP, INC.

Pro Forma Loan Composition

PacTrust Bank


Multifamily Loans 10.02%
Owner-Occupied CRE 4.06%
Other CRE 14.93%
Commercial & Industrial 1.07%
Consumer Loans 0.17%
Other Loans 0.00%
Constr & Land Dev 0.13%
1-4 Family 69.62%

	Loan Mix	
	Balance	% of Total
Constr & Land Dev	$ 1,066	0.13%
1-4 Family	$584,416	69.62%
Multifamily Loans	$ 84,155	10.02%
Owner-Occupied CRE	$ 34,041	4.06%
Other CRE	$125,367	14.93%
Commercial & Industrial	$ 8,962	1.07%
Consumer Loans	$ 1,451	0.17%
Other Loans	$ -	0.00%
Gross Loans	**$839,458**	**100.0%**
Yield on Loans		4.66%
Loan / Deposit Ratio		98.2%

Beach Business Bank


Consumer Loans 0.1%
Other Loans 5.0%
Constr & Land Dev 3.0%
Multifamily Loans 3.2%
Commercial & Industrial 36.8%
Owner-Occupied CRE
Other CRE

	Loan Mix	
	Balance	% of Total
Constr & Land Dev	$ 7,749	3.0%
1-4 Family	$ 32,638	12.5%
Multifamily Loans	$ 8,223	3.2%
Owner-Occupied CRE	$ 45,491	17.5%
Other CRE	$ 57,128	21.9%
Commercial & Industrial	$ 95,839	36.8%
Consumer Loans	$ 236	0.1%
Other Loans	$ 12,971	5.0%
Gross Loans	**$260,275**	**100.0%**
Yield on Loans		5.77%
Loan / Deposit Ratio		101.3%

Combined*


Multifamily Loans 8.4%
Owner-Occupied CRE 7.2%
1-4 Family 56.1%
Other CRE 16.6%
Commercial & Industrial 9.5%
Consumer Loans 0.2%
Other Loans 1.2%
Constr & Land Dev 0.8%

	Loan Mix	
	Balance	% of Total
Constr & Land Dev	$ 8,815	0.8%
1-4 Family	$ 617,054	56.1%
Multifamily Loans	$ 92,378	8.4%
Owner-Occupied CRE	$ 79,532	7.2%
Other CRE	$ 182,495	16.6%
Commercial & Industrial	$ 104,801	9.5%
Consumer Loans	$ 1,687	0.2%
Other Loans	$ 12,971	1.2%
Gross Loans	**$1,099,733**	**100.0%**
Yield on Loans		4.92%
Loan / Deposit Ratio		98.9%

Source: SNL Financial as of 3/31/2012
Note: All dollars in thousands
*Combined company before purchase accounting adjustments

FIRST pactrust BANCORP, INC.

Summary

Strategic Fit and Attractive Deal Economics

- ✓ The acquisition of Beach Business Bank remains immediately accretive to earnings
- ✓ Represents a strategic, financial and cultural fit with First PacTrust Bancorp
- ✓ Expands PacTrust's Southern California footprint into new key markets
- ✓ Builds upon PacTrust C&I and SBA lending capabilities while strengthening deposit base and broadening management and board expertise
- ✓ Attractive valuation relative to recent similar deals
- ✓ BANC maintains strong capital position

Executing on Growth

- ✓ Anticipate completion of acquisition of Gateway Business Bank during Q3 2012
- ✓ BANC will continue to seek opportunities to grow and leverage capital base
- ✓ Significant industry and economic dislocation will continue to create opportunities for disciplined buyers with capital resources
  - — Smaller banking institutions are continuously being challenged on many fronts (profitability, regulatory, access to capital, succession issues, etc.)
- ✓ BANC remains well positioned to act as a "Consolidator of Choice " given its public currency, capital resources, strong management team, scalable balance sheet, core earnings and attractive dividend

Appendix

FIRST pactrust BANCORP, INC.

Non-GAAP Financial Information

This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures include tangible common equity and tangible assets.

Tangible common equity is calculated by excluding preferred equity from shareholders' equity and excluding any intangible assets (of which First PacTrust currently has none). Tangible assets is calculated by excluding any intangible assets (of which First PacTrust currently has none) from assets. First PacTrust believes that this is consistent with the treatment by First PacTrust's regulatory agency, which excludes any intangible assets from the calculation of risk-based capital ratios. Accordingly, management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of First PacTrust's risk-based capital ratios.

Reconciliations of the non-GAAP measures to the comparable GAAP measures are provided below.

The following table presents a reconciliation of tangible common equity to shareholders' equity and tangible assets to total assets (dollars in thousands):

	3/31/12	
	Actual	Pro Forma[1]
Shareholders' equity	$184,002	$184,002
Less: Goodwill	(0)	(4,223)
Less: Other intangible assets	(0)	(7,254)
Less: Preferred equity	(31,934)	(31,934)
Tangible common equity	$152,068	$140,591
Total assets	$1,083,081	$1,349,407
Less: Goodwill	(0)	(4,223)
Less: Other intangible assets	(0)	(7,254)
Tangible assets	$1,083,081	$1,337,930

Note: [1]Pro forma as of 3/31/12 for pending Beach transaction; assumes repayment of Beach TARP